EXHIBIT 32.02
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO §18 U.S.C. SECTION 1350
The undersigned, Eric R. Ludwig, the Senior Vice President and Chief Financial Officer of Glu Mobile Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
     (i) the Annual Report on Form 10-K for the period ended December 31, 2009 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and.
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2010	By:	/s/ Eric R. Ludwig
Eric R. Ludwig
Senior Vice President and Chief Financial Officer (Principal Financial Officer)